Exhibit 10.10

RECORDING REQUESTED BY
and When Recorded Mail To:

Successor Agency to the San Francisco Redevelopment Agency
One South Van Ness Avenue, 5th Floor
San Francisco, California 94103
Attn: Executive Director

This document is exempt from payment of a recording fee pursuant to California Government Code Section 27383.

Recorder’s Stamp

FIRST AMENDMENT TO DISPOSITION AND DEVELOPMENT AGREEMENT

(Candlestick Point and Phase 2 of the Hunters Point Shipyard)

This FIRST AMENDMENT TO DISPOSITION AND DEVELOPMENT AGREEMENT (CANDLESTICK POINT AND PHASE 2 OF THE HUNTERS POINT SHIPYARD) (this “First Amendment”), dated as of December 19, 2012 (the “First Amendment Reference Date”), is entered into by and between the SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body, corporate and politic (the “Agency”), and CP DEVELOPMENT CO., LP, a Delaware limited partnership (“Developer”), with reference to the following facts and circumstances:

RECITALS

A. The Redevelopment Agency of the City and County of San Francisco (the “Redevelopment Agency”) and Developer entered into that certain Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of June 3, 2010, and recorded in the Official Records of the City and County of San Francisco (the “Official Records”) on November 18, 2010 as Document No. 2010-J083660-00 at Reel K273, Image 427 (as more particularly defined therein, the “DDA”).

B. The Redevelopment Agency and HPS Development Co., LP, a Delaware limited partnership (as more particularly defined in the DDA, “HPS Developer”), an Affiliate of Developer, entered into that certain Disposition and Development Agreement Hunters Point Shipyard Phase 1, dated as of December 2, 2003, and recorded in the Official Records on April 5, 2005 as Document No. 2005H932190 at Reel I861, Image 564, as amended (as more particularly defined in the DDA, the “HPS Phase 1 DDA”). The project described in the HPS

Phase 1 DDA is referred to below, and is more particularly defined in the DDA, as “HPS Phase 1”.

C. Under Assembly Bill No. 1X 26 (Chapter 5, Statutes of 2011-12, First Extraordinary Session) (“AB 26”) and the California Supreme Court’s decision in California Redevelopment Association v. Matosantos, No. S194861, all redevelopment agencies in the State of California, including the Redevelopment Agency, were dissolved by operation of law as of February 1, 2012, and their non-affordable housing assets and obligations were transferred to certain designated successor agencies, which AB 26 charged with satisfying enforceable obligations of the former redevelopment agencies.

D. In June 2012, the California Legislature adopted legislation amending AB 26 as a trailer bill to the State’s budget bill for the 2012-2013 fiscal year, known as Assembly Bill No. 1484 (Chapter 26, Statutes of 2011-12, Regular Session) (“AB 1484”), and the Governor signed that bill on June 27, 2012. While AB 26 defined the successor agency to be the sponsoring community, AB 1484 provided that (1) the successor agency is a separate public entity from the public agency that provides for its governance and the two entities shall not merge, (2) the successor agency has its own name and the capacity to sue and be sued, (3) the successor agency succeeds to the organizational status of the former redevelopment agency but without any legal authority to participate in redevelopment activities except to complete the work related to an approved enforceable obligation, and (4) the successor agency is a local entity for purposes of the Ralph M. Brown Act.

E. Pursuant to AB 26 and AB 1484, the Agency was designated as the successor agency to receive the non-affordable housing assets of the Redevelopment Agency, and the Agency succeeds, by operation of law, to the Redevelopment Agency’s rights, title and interest in the HPS Phase 1 DDA and the DDA, without the necessity for any assignment or other action on the part of any party. On October 2, 2012, the City’s Board of Supervisors adopted Ordinance 215-12 (File No. 120898) acknowledging that the Agency is a separate legal entity, creating a commission for the Agency (the “Commission”) as a policy body of the Agency and delegating to the Commission the authority to act in place of the former San Francisco Redevelopment Agency Commission to implement certain projects, including the Project and HPS Phase 1. As required by AB 26, the City also established the oversight board of the Agency (the “Oversight Board”).

F. The HPS Phase 1 DDA and the DDA are enforceable obligations within the meaning of AB 26 and AB 1484 (“Enforceable Obligations”), and both were in existence prior to June 28, 2011. The Oversight Board has recognized and approved the DDA and the HPS Phase 1 DDA as Enforceable Obligations, and has approved recognized obligation payment schedules that include various obligations and commitments relating to these Enforceable Obligations.

G. California Health and Safety Code Section 34177 provides that the Agency, as a successor agency, is required to (1) perform obligations required pursuant to any Enforceable Obligation, and (2) continue to oversee development of properties until the contracted work has been completed.

H. This First Amendment is consistent with and in furtherance of an Enforceable Obligation that existed prior to June 28, 2011, and is in the best interests of the Agency, Developer and the taxing entities. This First Amendment will likely enable Developer to obtain financing and expedite the Project, and thereby significantly aid the completion of the Project and the winding down of the affairs of the Agency.

I. The Project is adjacent to HPS Phase 1, which is being undertaken by HPS Developer. In order to facilitate the simultaneous development of HPS Phase 1 and the Project, HPS Developer and Developer have cooperated to pursue financing for the development of HPS Phase 1 and the Project, respectively. While the development of HPS Phase 1 and the Project are undertaken by separate Persons under separate agreements with the Agency, each project is substantially aided by the success of the other. In order to permit such financing to proceed efficiently, and in recognition of such interrelationships, the Agency and Developer desire to provide consistency between the provisions related to the rights of lenders under the HPS Phase 1 DDA and the DDA. Concurrently with this First Amendment, the Agency and HPS Developer are amending the HPS Phase 1 DDA (the “Phase 1 Amendment”).

J. Under the DDA, prior to close of Escrow for the conveyance of real property from the Agency to Developer, Developer is required to provide the Agency with a Reversionary Quitclaim Deed, which may be recorded by the Agency under certain circumstances, including the failure to Commence or Complete the Infrastructure in accordance with the Schedule of Performance. In addition, under the DDA Developer is required to provide the Agency with Adequate Security that secures Developer’s obligation to Complete all of the Infrastructure and Associated Public Benefits associated with that Sub-Phase in accordance with the requirements of the DDA. Developer is permitted under the DDA to a release of any Reversionary Quitclaim Deed, or from the obligation to provide same, upon providing the Agency with specified additional security. Developer and the Agency wish to make certain changes to these provisions to decrease the amount of additional security required in order to release a Reversionary Quitclaim Deed, as described below. Consistent with other projects in the City, the Agency has determined that the provision of security in an amount equal to one hundred twenty five percent (125%) of the estimated cost to Complete the Infrastructure and Associated Public Benefits is sufficient to ensure the timely delivery thereof.

K. In order to (i) provide for the use of efficient and customary Mortgages on the Project Site, (ii) efficiently secure Developer’s performance of its obligations under the DDA and (iii) make other conforming amendments, all for the purposes of achieving development of the Project and the significant public benefits that derive from the Project, the Agency and Developer wish to enter into this First Amendment.

AGREEMENT

ACCORDINGLY, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agency and Developer agree as follows:

1. Reversionary Security. Section 16.5 of the DDA is hereby amended as follows:

(a) the following is appended to section 16.5.1 of the DDA (as a new third sentence): “Notwithstanding the foregoing, if prior to close of Escrow for a Sub-Phase, Developer provides the Increased Adequate Security for that Sub-Phase as provided in Section 16.5.5, then Developer shall have no obligation to deliver a Reversionary Quitclaim Deed with respect to that Sub-Phase, and such delivery shall not be a condition precedent to the Agency’s obligation to convey fee title to close Escrow for such conveyance.”;

(b) each reference to “sixty (60)” days in section 16.5.1(a)(ii) and (iii) of the DDA shall be replaced with “ninety (90)” days;

(c) section 16.5.1(b) is replaced with “Intentionally Deleted.”;

(d) the following is appended to section 16.5.3 of the DDA: “This Section 16.5.3 shall survive the termination of this DDA until all proceeds of any such sale have been distributed in accordance with this Section 16.5.3.”; and

(e) the following is inserted as a new section 16.5.5 of the DDA:

“16.5.5 Release of Right of Reverter. At any time prior to the occurrence of a Reversionary Default, Developer shall have the right to cause the Agency to release the Reversionary Quitclaim Deed (or terminate the requirement to provide same, as applicable) as to any Sub-Phase by increasing the Secured Amount for Sub-Phase Security attributable to the Sub-Phase Construction Obligations to an amount equal to one hundred twenty five percent (125%) of the Sub-Phase Construction Secured Amount and one hundred twenty-five percent (125%) of the Sub-Phase Other Secured Amount for that Sub-Phase (the “Increased Sub-Phase Security”). Developer shall be relieved of its obligation to provide the Reversionary Quitclaim Deed for a particular Sub-Phase if Developer provides the Increased Sub-Phase Security prior to close of Escrow for that Sub-Phase. Developer shall also have the right to cause the Agency to release the Reversionary Quitclaim Deed as to any Sub-Phase by providing the Increased Sub-Phase Security with respect to and as measured by Developer’s remaining obligations within that Sub-Phase at the time of the request for release. For example, if the Sub-Phase Construction Secured Amount and Sub-Phase Other Secured Amount for Developer’s obligations within a Sub-Phase were $12,500,000 and the Agency held Sub-Phase Security attributable to the Sub-Phase Construction Obligations and the Sub-Phase Other Obligations in an amount equal to $12,500,000, then Developer would be entitled to a release of the Reversionary Quitclaim Deed as to that Sub-Phase upon Substantial Completion of $2,500,000 of the Sub-Phase Construction Obligations therefor, so long as the Sub-Phase Security attributable to the Sub-Phase Construction Obligations and the Sub-Phase Other Obligations in an amount equal to $12,500,000 remained in place. If Developer elects to cause the Reversionary Quitclaim Deed to be released in accordance with this Section 16.5.5, Developer shall deliver to the Agency the Increased Sub-Phase Security or evidence Approved by the Agency that the Sub-Phase Security attributable to the Sub-Phase Construction Obligations and the Sub-Phase Other Obligations held by the Agency equals at least one hundred twenty-five percent (125%) of the remaining Sub-Phase Construction Secured Amount and the remaining Sub-Phase Other Secured Amount.”

2. Financing; Rights of Mortgagees. Developer, under section 20.1 of the DDA, shall have the right to grant to a Mortgagee a Mortgage encumbering all or a portion of its interests in the Project and/or the Project Site as security for one or more loans related to the Project, the Project Site, HPS Phase 1 and/or the real property comprising HPS Phase 1, the proceeds from which are used to pay or reimburse costs incurred in connection with the Project, the Project Site, HPS Phase 1 and/or the real property comprising HPS Phase 1. In order to clarify the intent of the parties with respect to Mortgages and to allow for this cross-collateralization described above, Article 20 of the DDA is hereby deleted in its entirety and replaced with the language set forth in Exhibit 1 to this First Amendment.

3. Miscellaneous.

(a) Incorporation. This First Amendment constitutes a part of the DDA and any reference to the DDA shall be deemed to include a reference to the DDA as amended by this First Amendment.

(b) Ratification. To the extent of any inconsistency between this First Amendment and the DDA, the provisions contained in this First Amendment shall control. As amended by this First Amendment, all terms, covenants, conditions and provisions of the DDA shall remain in full force and effect.

(c) Other Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the DDA.

(d) Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the successors and assigns of the Agency and Developer, subject to the limitations set forth in the DDA.

(e) Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document, binding on all parties hereto notwithstanding that each of the parties hereto may have signed different counterparts. Delivery of this First Amendment may be effectuated by hand delivery, mail, overnight courier or electronic communication (including by PDF sent by electronic mail, facsimile or similar means of electronic communication). Any electronic signatures shall have the same legal effect as manual signatures.

(f) Governing Law; Venue. This First Amendment shall be governed by and construed in accordance with the laws of the State of California. The parties hereto agree that all actions or proceedings arising directly or indirectly under this First Amendment shall be litigated in courts located within the County of San Francisco, State of California.

(g) Integration. This First Amendment contains the entire agreement between the parties hereto with respect to the subject matter of this First Amendment. Any prior correspondence, memoranda, agreements, warranties or representations relating to such subject matter are superseded in total by this First Amendment. No prior drafts of this First Amendment or changes from those drafts to the executed version of this First Amendment shall be introduced as evidence in any litigation or other dispute resolution proceeding by either party hereto or any other person, and no court or other body shall consider those drafts in interpreting this First Amendment.

(h) Further Assurances. The Agency Executive Director and Developer shall execute and deliver all documents, amendments, agreements and instruments reasonably necessary or reasonably required in furtherance of this First Amendment, including as required in connection with other documents and agreements attached to the DDA or incorporated therein by reference, and other documents reasonably related to the foregoing.

(i) Effective Date. This First Amendment shall become effective on the latest to occur of (the “First Amendment Effective Date”) (i) the date that it is duly executed and delivered by the parties hereto, (ii) the effective date of a resolution adopted by the Oversight Board approving this First Amendment and the Phase 1 Amendment, and (iii) the effective date of a resolution adopted by the Commission approving this First Amendment and the Phase 1 Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Agency and Developer have each caused this First Amendment to be duly executed on its behalf as of the First Amendment Effective Date.

AGENCY:

Authorized by Agency Resolution No. 3-2012 adopted December 18, 2012 Oversight Board Resolution No. 16-2012 Adopted December 10, 2012		SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body, corporate and politic

		By:	/s/ Tiffany Bohee
Approved as to Form:		Name:	Tiffany Bohee
		Title:	Executive Director
DENNIS J. HERRERA, City Attorney, as counsel to the Agency

By:	/s/ Charles Sullivan
Name:	Charles Sullivan, Deputy City Attorney

DEVELOPER:		CP DEVELOPMENT CO., LP, a Delaware limited partnership

		By:	CP/HPS Development Co. GP, LLC, a Delaware limited liability company Its General Partner

			By:	/s/ Kofi Bonner
			Name:	Kofi Bonner
			Its:	Authorized Representative

[Signature Page to First Amendment to Disposition and Development Agreement]

State of California

County of San Francisco

On December 20, 2012 before me, Voneciel J. Gaines, Notary Public, personally appeared Tiffany Jane Bohee, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Voneciel J. Gaines
Signature of Notary Public

(Notary Seal)

[Signature Page to First Amendment to Disposition and Development Agreement]

State of California

County of San Francisco

On December 20, 2012 before me, June D. Branch, Notary Public, personally appeared Kofi Bonner, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ June D. Branch
Signature of Notary Public

(Notary Seal)

[Signature Page to First Amendment to Disposition and Development Agreement]